                                                          EXHIBIT 4(d)

                           FOURTH AMENDMENT
                                  TO
                            NOTE AGREEMENT

     This FOURTH AMENDMENT TO NOTE AGREEMENT (this "Amendment") dated as of December 31, 1993 is among SANTA FE ENERGY RESOURCES, INC., a Delaware corporation (the "Company"), and the entities identified on the signature pages hereof as the holders (the "Required Holders") of at least 51% of the aggregate principal amount of the Company's senior promissory notes (the "Notes") outstanding, which were issued in seven series in the aggregate principal amount of $365,000,000 pursuant to the Note Agreement, dated as of March 31, 1990, among the Company and the original Purchasers of the Notes, as amended by the First Amendment to Note Agreement dated as of November 1, 1990, the Second Amendment to Note Agreement dated as of September 1, 1991 and the Third Amendment to Note Agreement dated as of November 1, 1992 (as so amended, the "Agreement"). All capitalized terms defined in the Agreement and not otherwise defined herein shall have the same meanings herein as in the Agreement.

                         PRELIMINARY STATEMENT

     The Company and the Required Holders have agreed, upon the terms and conditions specified herein, to amend the Agreement as hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Required Holders hereby agree as follows:

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          SECTION 1.  AMENDMENT TO PARAGRAPH 5A OF THE AGREEMENT.
     The final paragraph of Paragraph 5A is hereby amended by inserting the following sentence immediately before the final sentence of said paragraph:

          "Together with each delivery of financial statements required by clause (i) or (ii) above, the Company will deliver to each holder a pro forma statement of operations of the Company and its Restricted Subsidiaries for the same fiscal period as such financial statements that assumes that the impairments of oil and gas properties taken by the Company and its Restricted Subsidiaries in the fourth quarter of 1993 in the amount of up to $100 million as reflected in the Company's consolidated financial statements for the year ended December 31, 1993, shall not have occurred and a calculation in reasonable detail showing the determination of Consolidated Net Earnings and Unimpaired Consolidated Net Earnings for such fiscal period."

          SECTION 2. AMENDMENT TO PARAGRAPH 6A OF THE AGREEMENT. Paragraph 6A is hereby amended by amending the definition of Consolidated Net Earnings Available for Restricted Payments and Restricted Investments contained in such Paragraph by replacing the term "Consolidated Net Earnings" in each place where it appears in such definition with the term "Unimpaired Consolidated Net Earnings".

          SECTION 3. AMENDMENT TO PARAGRAPH 6B(1) OF THE AGREEMENT. Paragraph 6B(1) is hereby amended by inserting the following phrase before the comma at the end of clause (vi) of said Paragraph:

          "and shall not secure any portion of the Company's or any Restricted Subsidiary's Debt representing any advance (other than advances with respect to the Adobe Debt) made to the Company or any of its Restricted Subsidiaries, other than advances the proceeds of which are paid solely to the Person (or any successor or assignee of such Person) which is the acquiree in such acquisition or that is providing such construction, development or improvement".

                                  -2-
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          SECTION 4.  AMENDMENTS TO PARAGRAPH 6B(2) OF THE AGREEMENT.

          (a) Paragraph 6B(2) is hereby amended by inserting the following phrase at the beginning of clause (iii)(c) of said
     Paragraph:

          "(1) for any such creation, incurrence or assumption occurring prior to December 31, 1998, Priority Debt (other than Existing Priority Debt) shall not exceed the lesser of
          (A)(I) 40% of Consolidated Net Tangible Assets minus (II) Existing Priority Debt and (B) 33% of Consolidated Net Tangible Assets, and (2) for any such creation, incurrence or assumption occurring on or after December 31, 1998, Priority Debt shall not exceed 33% of Consolidated Net Tangible Assets, and,".

          (b) Paragraph 6B(2) is hereby further amended by inserting the following phrase at the beginning of clause (iv)(c) of said
     Paragraph:

          "(1) for any such creation, incurrence or assumption occurring prior to December 31, 1998, Priority Debt (other than Existing Priority Debt) shall not exceed the lesser of
          (A)(I) 40% of Consolidated Net Tangible Assets minus (II) Existing Priority Debt and (B) 33% of Consolidated Net Tangible Assets, and (2) for any such creation, incurrence or assumption occurring on or after December 31, 1998, Priority Debt shall not exceed 33% of Consolidated Net Tangible Assets, and,".

          SECTION 5.  AMENDMENTS TO PARAGRAPH 10 OF THE AGREEMENT.

          (a) Paragraph 10 is hereby amended by adding thereto in alphabetical order the following definitions:

                   "ADOBE DEBT" at any time shall mean with respect to the Debt of the Company incurred as of May 20, 1992, in connection with the merger of Adobe Resources Corporation into the Company, as such Debt may have been or hereafter may be renewed, extended or otherwise modified, the maximum principal amount of such Debt that can be outstanding at such time, but only to the extent that such amount is equal to or less than (i) $90,000,000, at any time during the period from and including December 31, 1993, to and including December 30, 1994, (ii) $72,000,000, at any time during the period from and including December 31, 1994, to and including December 30, 1995, (iii) $54,000,000, at any time during the period from and including December 31, 1995, to and including December 30, 1996, (iv) $36,000,000, at any time during the period from and including December 31, 1996, to and

                                  -3-
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          including December 30, 1997, (v) $18,000,000, at any time
          during the period from and including December 31, 1997, to and including December 30, 1998, and (vi) $0.00 at any time thereafter.

                   "EXISTING PRIORITY DEBT" at any time shall mean, to the extent that it is otherwise Priority Debt, an amount equal to the sum of (i) the Adobe Debt at such time, (ii) the outstanding principal amount of Debt under the Springing Lien Agreement at such time, and (iii) the outstanding principal amount of Debt under those certain Credit Agreements of Petrolera Santa Fe S.A., dated as of June 25, 1991 and April 28, 1992, at such time.

                   "HADSON" shall mean Hadson Corporation, a Delaware corporation, and any successor corporation thereto.

                   "HADSON STOCK" shall mean, to the extent held continuously by the Company or any of its Restricted Subsidiaries after the merger of SFER Pipeline, Inc. into the Company, (i) any of the 2,080,000 shares of the Senior Cumulative Preferred Stock, Series A, par value $.01 per share, of Hadson and the 10,395,665 shares of the common stock, par value $.01 per share of Hadson, acquired by the Company or any of its Subsidiaries on or before January 31, 1994, (ii) any stock acquired by virtue of one or more stock splits or recapitalizations involving such common stock or Senior Cumulative Preferred Stock and not involving any additional economic consideration on the part of the Company or any of its Subsidiaries, and (iii) any dividend paid on such common stock or Senior Cumulative Preferred Stock solely in the capital stock of Hadson.

                   "PRIORITY DEBT" at any time shall mean an amount equal to the sum of (without duplication) the amount of all Special Debt outstanding at such time and the amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by one or more Liens permitted under clause 6B(1)(iv), (v), (vi), (vii),
          (viii), (ix), (x), (xi) or (xii).

                   "UNIMPAIRED CONSOLIDATED NET EARNINGS" for any period shall mean the amount of Consolidated Net Earnings for such period except that with respect to the oil and gas properties impairments taken by the Company and its Restricted Subsidiaries in the fourth quarter of 1993 in the amount of up to $100 million as reflected in the Company's consolidated financial statements for the year ended December 31, 1993:

                   (i) for any calculation of "Unimpaired Consolidated
              Net Earnings" for any fiscal period of the Company and its Restricted Subsidiaries ending on or after December 31, 1993,
                                  -4-
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              the net earnings of the Company and its Restricted
              Subsidiaries shall not be reduced by the amount of such oil and gas properties impairments; and

                   (ii) for any such calculation for any fiscal period
              of the Company and its Restricted Subsidiaries ending on or after December 31, 1993, the depreciation, depletion and amortization expenses of the Company and its Restricted Subsidiaries shall be calculated on a pro forma basis as if such oil and gas properties impairments had never occurred.

          (b) Paragraph 10 is hereby further amended by deleting the phrase "but not including in gross revenues any dividends, distributions or other payments received by the Company and its Restricted Subsidiaries from the Special Subsidiary" in its entirety from the definition of "Consolidated Net Earnings" in such Paragraph and replacing said phrase with the following phrase:

              "but not including in gross revenues any dividends, distributions or other payments received by the Company or any of its Restricted Subsidiaries in connection with the Hadson Stock, unless received in the form of cash, or any dividends, distributions or other payments received by the Company or any of its Restricted Subsidiaries from the Special Subsidiary".

          (c) Paragraph 10 is hereby further amended by inserting the following phrase at the end of clause (A)(5) of the definition of "Consolidated Net Tangible Assets" in such paragraph immediately prior to the period in such clause:

              "(other than Restricted Investments in the capital stock of Hadson)".

          (d) Paragraph 10 is hereby further amended by deleting clause (x) of the definition of "Restricted Investment" in such Paragraph and replacing said clause with the following two clauses:

              "(x) Investments in the Hadson Stock, or

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          (xi) Investments not otherwise permitted hereunder in an
          aggregate principal amount not to exceed $10,000,000."

          SECTION 6. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when the Company and the Required Holders shall have executed a counterpart hereof and delivered the same to the Company.

          SECTION 7. REFERENCE TO THE AGREEMENT AND EFFECT ON THE NOTES AND OTHER DOCUMENTS EXECUTED PURSUANT TO THE AGREEMENT.

          (a) Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "herein,"
     "hereof" or words of like import shall mean and be a reference to the Agreement, as affected and amended hereby.

          (b) Upon the effectiveness of this Amendment, each reference in the Notes and the other documents and agreements delivered or to be delivered pursuant to the Agreement shall mean and be a reference to the Agreement, as affected and amended hereby.

          (c) The Agreement, as amended and modified by the amendment referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

          SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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          SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE
PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA.


          SECTION 10. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.

                                   SANTA FE ENERGY RESOURCES, INC.

                                   By:    MICHAEL J. ROSINSKI
                                   Name:  Michael J. Rosinski
                                   Title: Vice President and
                                          Chief Financial Officer

                                   REQUIRED HOLDERS:

                                   ALLSTATE INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   AMERICAN ENTERPRISE LIFE
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   AMERICAN GENERAL LIFE
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   AMERICAN GENERAL LIFE
                                   INSURANCE COMPANY OF
                                   DELAWARE

                                   By:
                                   Name:
                                   Title:

                                   CENTRAL LIFE ASSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   COVENANT LIFE ASSURANCE
                                   COMPANY

                                   By:    William Blair & Company,
                                            Agent

                                   By:
                                   Name:
                                   Title:

                                   EQUITABLE VARIABLE LIFE
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:


                                   THE EQUITABLE LIFE ASSURANCE
                                   SOCIETY OF THE UNITED STATES

                                   By:
                                   Name:
                                   Title:

                                   THE EQUITABLE OF COLORADO, INC.

                                   By:
                                   Name:
                                   Title:

                                   FARM BUREAU LIFE INSURANCE
                                   COMPANY

                                   By:    RICHARD D. WARMING
                                   Name:  Richard D. Warming
                                   Title: VP-Chief Investment
                                            Officer

                                   FARM FAMILY LIFE INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   FARM FAMILY MUTUAL INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   FBL INSURANCE COMPANY

                                   By:    RICHARD D. WARMING
                                   Name:  Richard D. Warming
                                   Title: VP-Chief Investment
                                            Officer

                                   GENERAL AMERICAN LIFE
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   GREAT-WEST LIFE & ANNUITY
                                   INSURANCE COMPANY

                                   By:    DAVID SULLIVAN
                                   Name:  David Sullivan
                                   Title: Vice President
                                          Private Placement
                                            Investments

                                   By:    WAYNE T. HOFFMANN
                                   Name:  Wayne T. Hoffmann
                                   Title: Vice President
                                          Private Placement
                                            Investments

                                   IDS LIFE INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   KANSAS PUBLIC EMPLOYEES
                                   RETIREMENT SYSTEM

                                   By:    The Boston Safe Deposit
                                          and Trust Company, Agent

                                   By:
                                   Name:
                                   Title:

                                   KEYPORT LIFE INSURANCE CO.

                                   By:    Stein Roe & Farnham
                                          Incorporated, as Agent

                                   By:    RICHARD A. HEGWOOD
                                   Name:  Richard A. Hegwood
                                   Title: Vice President

                                   MASSACHUSETTS MUTUAL LIFE
                                   INSURANCE COMPANY

                                   By:    RICHARD C. MORRISON
                                   Name:  Richard C. Morrison
                                   Title: Vice President

                                   MELLON SECURITY TRUST

                                   By:
                                   Name:
                                   Title:

                                   MERRIL LYNCH LIFE INSURANCE
                                   COMPANY

                                   By:    DAVID M. DUNFORD
                                   Name:  David M. Dunford
                                   Title: Senior Vice President

                                   MODERN WOODMEN OF AMERICAN

                                   By:
                                   Name:
                                   Title:

                                   THE MUTUAL BENEFIT LIFE
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   OHIO CASUALTY INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   OHIO LIFE INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   PAN-AMERICAN LIFE INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   PRINCIPAL MUTUAL LIFE
                                   INSURANCE COMPANY

                                   By:    STEPHEN G. SKRIVANEK
                                   Name:  Stephen G. Skrivanek
                                   Title: Counsel

                                   By:    CLINT WOODS
                                   Name:  Clint Woods
                                   Title: Counsel

                                   PROVIDENT LIFE AND ACCIDENT
                                   INSURANCE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   PROVIDENT NATIONAL ASSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA

                                   By:    PruCapital Management,
                                            Inc., Agent

                                   By:    STEVEN ARNOLD
                                   Name:  Steven Arnold
                                   Title: Vice President

                                   SECURITY MUTUAL LIFE INSURANCE
                                   COMPANY OF NEW YORK

                                   By:
                                   Name:
                                   Title:

                                   SMA LIFE ASSURANCE COMPANY

                                   By:    SCOTT C. HYNEY
                                   Name:  Scott C. Hyney
                                   Title: Assistant Treasurer

                                   STATE MUTUAL LIFE ASSURANCE
                                   COMPANY OF AMERICA

                                   By:    SCOTT C. HYNEY
                                   Name:  Scott C. Hyney
                                   Title: Assistant Treasurer

                                   SUN LIFE ASSURANCE COMPANY OF
                                   CANADA (U.S.)

                                   By:    L. BROCK THOMSON
                                   Name:  L. Brock Thomson
                                   Title: Treasurer

                                   SUN LIFE INSURANCE AND ANNUITY
                                   COMPANY OF NEW YORK

                                   By:    L. BROCK THOMSON
                                   Name:  L. Brock Thomson
                                   Title: Treasurer


                                   THE TRAVELERS INDEMNITY
                                   COMPANY

                                   By:    JOHN GILSENAN
                                   Name:  John Gilsenan
                                   Title: 2nd Vice President

                                   THE TRAVELERS INSURANCE
                                   COMPANY

                                   By:    JOHN GILSENAN
                                   Name:  John Gilsenan
                                   Title: 2nd Vice President

                                   UNITED OF OMAHA LIFE INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title:

                                   USG ANNUITY & LIFE COMPANY

                                   By:
                                   Name:
                                   Title:

                                   WEST AMERICAN INSURANCE
                                   COMPANY

                                   By:
                                   Name:
                                   Title: